April 24, 1998

Euclid Mutual Funds
900 Third Avenue - 31st Floor
New York, NY  10105

            Re:   Euclid Mutual Funds

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Euclid Mutual Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated February 2, 1998 (the "Governing Instrument").

            In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 3, 1998 (the "Certificate"); the Governing Instrument; the By-laws of the Trust; the resolutions of the Trustees of the Trust prepared for adoption at the Trustees' April 16, 1998 meeting; the Trust's Registration Statement under the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission on February 5, 1998 (the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument and applicable resolutions of the Trustees to be executed by investors
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Euclid Mutual Funds
April 24, 1998
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desiring to become Shareholders; (ii) the payment of consideration for
Trust Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees in connection with the issuance of Trust Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Trust Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Trust Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Trust Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under Section 2 or Section 3 of Article VIII of the Governing Instrument; (v) that the Trust had or will become a registered investment company under the 1940 Act within 180 days following the first issuance of beneficial interests by the Trust; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et. seq.; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities laws including, without limitation, the 1940 Act. Further, we express no opinion on the sufficiency or accuracy of any registration or offering material relating to the Trust or the Trust Shares. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

            2. The Shares, when issued to a Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable shares of a beneficial interest in the Trust.

            3. Under the Delaware Act and the terms of the Governing
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Euclid Mutual Funds
April 24, 1998
Page 3

Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 6 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

            We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission together with a pre-effective amendment to the Registration Statement to be filed on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion set forth above is expressed solely for your benefit in connection with the transactions contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                                    Very truly yours,

                                    MORRIS, NICHOLS, ARSHT & TUNNELL